Exhibit 21.1

List of Subsidiaries

Plymouth Industrial OP, LP

Plymouth OP Limited, LLC

Plymouth 8288 Green Meadows LLC

Plymouth 8273 Green Meadows LLC

Plymouth 7001 Americana LLC

Plymouth 3100 Creekside LLC

Plymouth Shelby LLC

Plymouth 3940 Stern LLC

Plymouth 1875 Holmes LLC

Plymouth 1355 Holmes LLC

Plymouth 189 Seegers LLC

Plymouth 11351 West 183rd LLC

Plymouth 2401 Commerce LLC

Plymouth 210 American LLC

Plymouth 3500 Southwest LLC

Plymouth 32 Dart LLC

Plymouth 56 Milliken LLC

Plymouth 1755 Enterprise LLC

Plymouth 7585 Empire LLC

Plymouth 4115 Thunderbird LLC

Plymouth Mosteller LLC

Plymouth 4 East Stow LLC